UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    August 2, 2012

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 2, 2012, the Board of Directors of Coach, Inc. (“Coach” or the “Company”) increased the size of the Board to eight members and elected Stephanie Tilenius as a director of the Company, effective as of August 2, 2012.  Additionally Ms. Tilenius was named to the Audit Committee, the Human Resources Committee and the Governance and Nominations Committee of the Company’s Board of Directors.

Ms. Tilenius recently joined Kleiner Perkins Caufield & Byers, a venture capital firm, as Executive-in-Residence, primarily focusing on companies within its Digital Growth Fund.  Previously, Ms. Tilenius was an executive at Google, Inc., where she was vice president of global commerce and payments overseeing digital commerce, product search and payments. Prior to joining Google, she was at eBay Inc. for nine years, ultimately as senior vice president of eBay.com and global product.  Ms. Tilenius was also a co-founder of PlanetRx.com and has worked at other technology and business enterprises. She is on the Board of IronPlanet, Inc. and Chair of the Advisory Board of the Harvard Business School California Research Center. She holds a BA and MA from Brandeis University, and an MBA from Harvard.

In connection with her appointment to the Board and in accordance with the Company’s standard compensation arrangements for non-employee directors, Ms. Tilenius will be entitled to an annual cash retainer of $60,000 as well as an annual equity grant with a grant date fair market value of $150,000 made on the date of Coach’s annual meeting of stockholders, with 50% of the value of the award made in the form of stock options and 50% made in the form of restricted stock units.  These equity awards vest in full on the earlier of Coach’s next annual meeting of stockholders or one year from the date of grant, subject to the director’s continued service until that time.  In addition, Ms. Tilenius will be granted an initial Coach equity award with a grant date fair market value of $150,000 on August 2, 2012, with 50% of the value of the award made in the form of stock options and 50% made in the form of restricted stock units. These initial grants will vest on the one year anniversary of the grant date.   There are no arrangements or understandings between Ms. Tilenius and any other person pursuant to which she was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Ms. Tilenius that are required to be disclosed by Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being furnished herewith:

99.1                Press Release, dated August 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 2, 2012

COACH, INC.

		By:	/s/ Todd Kahn
Todd Kahn
Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

99.1	Press Release, dated August 2, 2012